UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2010

TTM TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the information set forth under Item 2.03 of this Current Report on Form 8-K. As described in Item 2.03, on August 4, 2010 we executed and delivered an amendment to the credit agreement dated November 16, 2009, as amended and restated on March 30, 2010, under which we are a guarantor. The disclosure contained in Item 2.03 and the information contained in Exhibit 10.22 hereto is hereby incorporated by reference in its entirety into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 4, 2010, we executed and delivered a waiver and amendment letter with Hongkong and Shanghai Banking Corporation Limited, as Facility Agent for and on behalf of the other lenders named in the credit agreement dated November 16, 2009, as amended and restated on March 30, 2010, which amends certain financial covenants applicable to our company set forth in the credit agreement. As set forth in the waiver and amendment letter attached hereto as Exhibit 10.22, which is incorporated by reference into this Item 2.03, the lenders under the credit agreement have agreed to amend the financial covenants related to consolidated tangible net worth, gearing ratio (the ratio of consolidated net borrowings to consolidated tangible net worth), and leverage.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description
10.22	Waiver and Amendment Letter dated August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.
Date: August 5, 2010
	By:	/s/ Steven W. Richards

Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.22	Waiver and Amendment Letter dated August 3, 2010